CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus, dated January 31, 2024, included in this Post-Effective Amendment No. 53 on the Registration Statement (Form N-1A, File No. 333-57791) of The Select Sector SPDR Trust.

Boston, Massachusetts

January 26, 2024